SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 19, 2004

Credit Suisse First Boston Mortgage Acceptance Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-110800 (Commission File Number)	13-3460894 (IRS Employer ID Number)

Eleven Madison Avenue, 5th Floor, New York, NY 10010
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(212) 325-2000
N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

This Current Report on Form 8-K is being filed to file a copy of the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Certificate Guaranty Insurance Policy (as listed below) executed in connection with the issuance of the Irwin Home Equity Loan Trust 2004-1 of the Home Equity Loan-Backed Notes, Series 2004-1.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

4.1

Trust Agreement dated as of July 31, 2004, between Credit Suisse First Boston Mortgage Acceptance Corp., as depositor (the “Depositor”), and Wilmington Trust Company, as owner trustee.

4.2

Indenture dated as of July 31, 2004, between Irwin Home Equity Loan Trust 2004-1, as issuer (the “Issuer”) and U.S. Bank National Association as indenture trustee (the “Indenture Trustee”).

4.3

Sale and Servicing Agreement dated as of July 31, 2004, among the Issuer, the Depositor, Irwin Union Bank and Trust Company, as master servicer and as seller, Wells Fargo Bank, National Association, as custodian and the Indenture Trustee.

4.4

Ambac Assurance Corporation Certificate Guaranty Insurance Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

By:

/s/ John P. Graham

Name:  John P. Graham

Title:  Vice President

Dated: August 19, 2004

EXHIBIT INDEX

Exhibit No.

Description

4.1

Trust Agreement dated as of July 31, 2004, between Credit Suisse First Boston Mortgage Acceptance Corp., as depositor (the “Depositor”), and Wilmington Trust Company, as owner trustee.

4.2

Indenture dated as of July 31, 2004, between Irwin Home Equity Loan Trust 2004-1, as issuer (the “Issuer”) and U.S. Bank National Association as indenture trustee (the “Indenture Trustee”).

4.3

Sale and Servicing Agreement dated as of July 31, 2004, among the Issuer, the Depositor, Irwin Union Bank and Trust Company, as master servicer and as seller, Wells Fargo Bank, National Association, as custodian and the Indenture Trustee.

4.4

Ambac Assurance Corporation Certificate Guaranty Insurance Policy.